Exhibit 99.1
STRYKER REPORTS 2025 OPERATING RESULTS AND 2026 OUTLOOK
Portage, Michigan - January 29, 2026 - Stryker (NYSE:SYK) reported operating results for the fourth quarter and full year of 2025:
Fourth Quarter Results
•Reported net sales increased 11.4% to $7.2 billion
•Organic net sales increased 11.0%
•Reported operating income margin of 25.2%
•Adjusted operating income margin(1) increased 100 bps to 30.2%
•Reported EPS increased 56.0% to $2.20
•Adjusted EPS(1) increased 11.5% to $4.47

	Fourth Quarter Net Sales Growth Overview
	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions / Divestitures	Organic
MedSurg and Neurotechnology	17.5%	0.9%	16.6%	4.0%	12.6%
Orthopaedics	2.2	1.3	0.9	(7.5)	8.4
Total	11.4%	1.0%	10.4%	(0.6)%	11.0%

Full Year Results
•Reported net sales increased 11.2% to $25.1 billion
•Organic net sales increased 10.3%
•Reported operating income margin of 19.5%
•Adjusted operating income margin(1) increased 100 bps to 26.3%
•Reported EPS increased 8.2% to $8.40
•Adjusted EPS(1) increased 11.8% to $13.63

	Full Year Net Sales Growth Overview
	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions / Divestitures	Organic
MedSurg and Neurotechnology	15.7%	0.3%	15.4%	4.7%	10.7%
Orthopaedics	4.3	0.5	3.8	(5.7)	9.5
Total	11.2%	0.5%	10.7%	0.4%	10.3%
“We had an outstanding finish to 2025, driving double-digit sales and adjusted earnings per share growth for the fourth quarter and full year while delivering adjusted operating margin expansion of at least 100 basis points for the second consecutive year,” said Kevin A. Lobo, Chair and CEO, Stryker. “Having surpassed $25 billion in revenue, we enter 2026 with significant momentum and are poised to continue delivering growth at the high end of MedTech. I want to thank our teams for driving exceptional results and positioning Stryker for sustained success this year and beyond.”
Sales Analysis
Consolidated net sales of $7.2 billion and $25.1 billion increased 11.4% in the quarter, 10.4% in constant currency, and increased 11.2% in the full year, 10.7% in constant currency. Organic net sales increased 11.0% in the quarter and 10.3% in the full year including 10.9% and 9.9% from increased unit volume and 0.1% and 0.4% from higher prices.
MedSurg and Neurotechnology net sales of $4.6 billion and $15.6 billion increased 17.5% in the quarter, 16.6% in constant currency, and increased 15.7% in the full year, 15.4% in constant currency. Organic net sales increased 12.6% and 10.7% in the quarter and full year including 12.5% and 10.0% from increased unit volume and 0.1% and 0.7% from higher prices.
Orthopaedics net sales of $2.6 billion and $9.5 billion increased 2.2% in the quarter, 0.9% in constant currency, and increased 4.3% in the full year, 3.8% in constant currency. Organic net sales increased 8.4% and 9.5% in the quarter and full year including 8.5% and 9.6% from increased unit volume partially offset by 0.1% from lower prices in the quarter and full year.
Earnings Analysis
Reported net earnings of $0.8 billion and $3.2 billion increased 55.5% in the quarter and increased 8.5% in the full year. Reported net earnings per diluted share of $2.20 and $8.40 increased 56.0% in the quarter and increased 8.2% in the full year. Reported gross profit margin and reported operating income margin were 64.5% and 25.2% in the quarter and 64.0% and 19.5% in the full year. Reported net earnings include certain items, such as charges for acquisition and integration-related activities, the amortization of purchased intangible assets, structural optimization and other special charges, goodwill and other impairments, costs to comply with certain medical device regulations, recall-related matters, regulatory and legal matters and tax matters. Excluding the aforementioned items, adjusted gross profit margin(1) was 65.2% and 65.3% in the quarter and full year, and adjusted operating income margin(1) was 30.2% and 26.3% in the quarter and full year. Adjusted net earnings(1) of $1.7 billion and $5.3 billion increased 11.6% and 12.1% in the quarter and full year. Adjusted net earnings per diluted share(1) of $4.47 and $13.63 increased 11.5% and 11.8% in the quarter and full year.

2026 Outlook
Based on our momentum exiting 2025, healthy procedural volumes and strong demand for our capital products, we expect 2026 organic net sales growth(2) to be in the range of 8.0% to 9.5% and adjusted net earnings per diluted share(2) to be in the range of $14.90 to $15.10. Our full year sales guidance includes a modestly favorable pricing impact. Additionally, foreign exchange is expected to have a slightly positive impact on both sales and adjusted net earnings per diluted share(2) should rates hold near year-to-date levels.
(1) A reconciliation of the non-GAAP financial measures: adjusted gross profit margin, adjusted operating income and adjusted operating income margin, adjusted net earnings and adjusted net earnings per diluted share, to the most directly comparable GAAP measures: gross profit margin, operating income and operating income margin, net earnings and net earnings per diluted share, and other important information accompanies this press release.
(2) We are unable to present a quantitative reconciliation of our expected net sales growth to expected organic net sales growth as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of acquisitions and divestitures and the impact of foreign currency exchange rates. We are unable to present a quantitative reconciliation of our expected net earnings per diluted share to expected adjusted net earnings per diluted share or our expected operating income margin to expected adjusted operating income margin as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of structural optimization and other special charges, acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.
Conference Call on Thursday, January 29, 2026
As previously announced, we will host a conference call on Thursday, January 29, 2026 at 4:30 p.m., Eastern Time, to discuss our operating results for the quarter and year ended December 31, 2025 and provide an operational update.
Please register for this conference call at: https://www.veracast.com/webcasts/stryker/events/SYK4Q25.cfm. After registering, a confirmation will be sent via email, including dial-in details and unique conference call access codes required for call entry. Registration is open throughout the live call. To ensure you are connected prior to the beginning of the call, we suggest registering a minimum of 15 minutes before the start of the call.
A simultaneous webcast of the call will be accessible via the Investor Relations page of our website at www.stryker.com. For those not planning to ask a question of management, we recommend listening via the webcast. Please allow 15 minutes to register, download and install any necessary software.
Following the conference call, a replay will be available on our website up to one year from the time of the earnings call.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such risks and uncertainties include, but are not limited to: weakening of economic conditions, or the anticipation thereof, that could adversely affect the level of demand for our products; geopolitical risks, including from international conflicts and tariffs, which could, among other things, lead to increased market volatility; pricing pressures generally, including cost-containment measures that have adversely affected and could in the future adversely affect the price of or demand for our products; changes in foreign currency exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect approval of new products by the United States Food and Drug Administration and foreign regulatory agencies; inflationary pressures; increased interest rates or interest rate volatility; supply chain disruptions; changes in labor markets; changes in coverage and reimbursement levels from third-party payors; changes in the competitive environment; breaches, failures or other disruptions of our or our vendors’ or customers’ information technology systems or products, including by cyber-attack, data leakage, unauthorized access or theft; a significant increase in product liability claims; the ultimate total cost with respect to recall-related and other regulatory and quality matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; changes in tax laws and regulations; the impact of legislation to reform the healthcare system in the United States or other countries; costs to comply with medical device regulations; changes in financial markets; changes in our credit ratings; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes, including our acquisition of Inari Medical, Inc.; our ability to realize any anticipated cost savings; potential negative impacts resulting from climate change or other environmental, social and governance and sustainability related matters; and the impact on our operations and financial results of any public health emergency and any related policies and actions by governments or other third parties. Additional information concerning these and other factors is contained in our filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements, except to the extent required by law.
Stryker is a global leader in medical technologies and, together with our customers, we are driven to make healthcare better. We offer innovative products and services in MedSurg, Neurotechnology and Orthopaedics that help improve patient and healthcare outcomes. Alongside our customers around the world, we impact more than 150 million patients annually. More information is available at www.stryker.com.

For investor inquiries please contact:
Jason Beach, Vice President, Finance and Investor Relations at 269-385-2600 or jason.beach@stryker.com
For media inquiries please contact:
Kim Montagnino, Vice President, Chief Communications Officer at 269-385-2600 or kim.montagnino@stryker.com

STRYKER CORPORATION
For the Three Months and Full Year December 31
(Unaudited - Millions of Dollars, Except Per Share Amounts)
CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months			Full Year
	2025	2024	% Change	2025	2024	% Change
Net sales	$7,171	$6,436	11.4%	$25,116	$22,595	11.2%
Cost of sales	2,543	2,262	12.4	9,051	8,155	11.0
Gross profit	$4,628	$4,174	10.9%	$16,065	$14,440	11.3%
% of sales	64.5%	64.9%		64.0%	63.9%
Research, development and engineering expenses	401	358	12.0	1,623	1,466	10.7
Selling, general and administrative expenses	2,227	2,123	4.9	8,651	7,685	12.6
Amortization of intangible assets	189	156	21.2	732	623	17.5
Goodwill and other impairments	7	956	nm	170	977	nm
Total operating expenses	$2,824	$3,593	(21.4)%	$11,176	$10,751	4.0%
Operating income	$1,804	$581	210.5%	$4,889	$3,689	32.5%
% of sales	25.2%	9.0%		19.5%	16.3%
Other income (expense), net	(99)	(53)	86.8	(375)	(197)	90.4
Earnings before income taxes	$1,705	$528	222.9%	$4,514	$3,492	29.3%
Income taxes	856	(18)	nm	1,268	499	nm
Net earnings	$849	$546	55.5%	$3,246	$2,993	8.5%
Net earnings per share of common stock:
Basic	$2.21	$1.43	54.5%	$8.49	$7.86	8.0%
Diluted	$2.20	$1.41	56.0%	$8.40	$7.76	8.2%
Weighted-average shares outstanding (in millions):
Basic	382.5	381.3		382.2	381.0
Diluted	386.5	386.1		386.5	385.6

CONDENSED CONSOLIDATED BALANCE SHEETS
	December 31
	2025	2024
Assets
Cash and cash equivalents	$4,011	$3,652
Short-term investments	—	750
Marketable securities	89	91
Accounts receivable, net	4,039	3,987
Inventories	5,310	4,774
Prepaid expenses and other current assets	1,306	1,593
Total current assets	$14,755	$14,847
Property, plant and equipment, net	3,876	3,448
Goodwill and other intangibles, net	24,972	20,250
Noncurrent deferred income tax assets	1,098	1,742
Other noncurrent assets	3,143	2,684
Total assets	$47,844	$42,971
Liabilities and shareholders' equity
Current liabilities	$7,794	$7,616
Long-term debt, excluding current maturities	14,859	12,188
Income taxes	402	349
Other noncurrent liabilities	2,369	2,184
Shareholders' equity	22,420	20,634
Total liabilities and shareholders' equity	$47,844	$42,971

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	December 31
	2025	2024
Operating activities
Net earnings	$3,246	$2,993
Depreciation	461	427
Amortization of intangible assets	732	623
Changes in operating assets, liabilities, income taxes payable and other, net	605	199
Net cash provided by operating activities	$5,044	$4,242
Investing activities
Acquisitions, net of cash acquired	$(4,960)	$(1,628)
Proceeds/(Purchases) of short-term investments	750	(750)
Purchases of property, plant and equipment	(761)	(755)
Other investing, net	105	133
Net cash used in investing activities	$(4,866)	$(3,000)
Financing activities
Borrowings (payments) of debt, net	$1,579	$940
Payments of dividends	(1,284)	(1,219)
Other financing, net	(182)	(246)
Net cash provided by (used in) financing activities	$113	$(525)
Effect of exchange rate changes on cash and cash equivalents	68	(36)
Change in cash and cash equivalents	$359	$681

nm - not meaningful

STRYKER CORPORATION
For the Three Months and Full Year December 31
(Unaudited - Millions of Dollars)

SALES GROWTH ANALYSIS
	Three Months				Full Year
			Percentage Change				Percentage Change
	2025	2024	As Reported	Constant Currency	2025	2024	As Reported	Constant Currency
Geographic:
United States	$5,441	$4,873	11.7%	11.7%	$19,006	$16,943	12.2%	12.2%
International	1,730	1,563	10.6	6.3	6,110	5,652	8.1	6.4
Total	$7,171	$6,436	11.4%	10.4%	$25,116	$22,595	11.2%	10.7%
Segment:
MedSurg and Neurotechnology	$4,562	$3,882	17.5%	16.6%	$15,647	$13,518	15.7%	15.4%
Orthopaedics	2,609	2,554	2.2	0.9	9,469	9,077	4.3	3.8
Total	$7,171	$6,436	11.4%	10.4%	$25,116	$22,595	11.2%	10.7%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					United States	International
			Percentage Change
	2025	2024	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
MedSurg and Neurotechnology:
Instruments	$925	$790	17.1%	16.1%	19.2%	9.0%	4.3%
Endoscopy	1,145	1,006	13.8	13.6	11.1	28.1	26.3
Medical	1,284	1,142	12.4	11.3	12.0	13.7	8.0
Vascular	539	341	58.1	55.8	115.9	19.6	15.8
Neuro Cranial	669	603	11.0	10.2	9.9	16.8	11.6
	$4,562	$3,882	17.5%	16.6%	17.5%	17.4%	13.1%
Orthopaedics:
Knees	$749	$687	8.9%	7.9%	7.6%	12.8%	8.8%
Hips	499	463	8.1	6.6	5.6	12.3	8.4
Trauma and Extremities	1,086	996	9.1	7.6	8.5	10.8	4.9
Other	267	222	20.1	18.6	28.7	(0.8)	(5.3)
	2,601	2,368	9.9%	8.5%	9.6%	10.6%	5.8%
Spinal Implants	8	186	(95.8)	(96.1)	(100.0)	(86.5)	(87.5)
	$2,609	$2,554	2.2%	0.9%	1.9%	2.9%	(1.6)%
Total	$7,171	$6,436	11.4%	10.4%	11.7%	10.6%	6.3%

	Full Year
					United States	International
			Percentage Change
	2025	2024	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
MedSurg and Neurotechnology:
Instruments	$3,183	$2,834	12.3%	11.9%	13.0%	9.5%	7.5%
Endoscopy	3,807	3,389	12.3	12.3	12.2	12.8	12.4
Medical	4,204	3,852	9.1	8.8	10.0	4.8	2.8
Vascular	1,968	1,307	50.6	50.0	107.5	14.8	13.4
Neuro Cranial	2,485	2,136	16.3	15.9	16.5	15.5	13.1
	$15,647	$13,518	15.7%	15.4%	17.0%	11.3%	9.7%
Orthopaedics:
Knees	$2,656	$2,447	8.5%	8.2%	7.6%	11.0%	9.7%
Hips	1,865	1,704	9.5	8.9	7.4	12.9	11.2
Trauma and Extremities	3,948	3,507	12.6	11.8	13.1	11.0	8.2
Other	815	712	14.5	14.0	18.2	5.3	3.6
	9,284	8,370	10.9%	10.3%	10.9%	11.0%	9.0%
Spinal Implants	185	707	(73.9)	(73.9)	(76.0)	(69.3)	(69.2)
	$9,469	$9,077	4.3%	3.8%	4.3%	4.4%	2.6%
Total	$25,116	$22,595	11.2%	10.7%	12.2%	8.1%	6.4%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including: percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted research, development and engineering expenses; adjusted operating income; adjusted other income (expense), net; adjusted income taxes; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share (Diluted EPS). We believe these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates, acquisitions and divestitures, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year and prior year results at the same foreign currency exchange rate excluding the impact of acquisitions and divestitures. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings. The income tax effect of each adjustment was determined based on the tax effect of the jurisdiction in which the related pre-tax adjustment was recorded.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, research, development and engineering expenses, operating income, other income (expense), net, income taxes, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of adjusted net earnings per diluted share are the same as those used in the calculation of reported net earnings per diluted share for the respective period.

STRYKER CORPORATION
For the Three Months and Full Year December 31
(Unaudited - Millions of Dollars, Except Per Share Amounts)
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Three Months 2025	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$4,628	$2,227	$401	$1,804	$(99)	$856	$849	50.2%	$2.20
Reported percent net sales	64.5%	31.1%	5.6%	25.2%	(1.4)%	nm	11.8%
Acquisition and integration-related costs
Inventory stepped-up to fair value	13	—	—	13	—	3	10	0.1	0.03
Other acquisition and integration-related (a)	5	(16)	(12)	33	—	4	29	(0.1)	0.08
Amortization of purchased intangible assets	—	—	—	189	—	39	150	0.6	0.38
Structural optimization and other special charges (b)	31	(66)	(1)	98	(8)	9	81	(0.4)	0.22
Goodwill and other impairments (c)	—	—	—	7	—	4	3	0.2	(0.01)
Medical device regulations (d)	—	—	(8)	8	—	1	7	—	0.02
Recall-related matters (e)	2	—	—	2	—	1	1	—	—
Regulatory and legal matters (f)	—	(10)	—	10	—	3	7	—	0.02
Tax matters (g)	—	—	—	—	—	(589)	589	(34.5)	1.53
Adjusted	$4,679	$2,135	$380	$2,164	$(107)	$331	$1,726	16.1%	$4.47
Adjusted percent net sales	65.2%	29.7%	5.3%	30.2%	(1.5)%	nm	24.1%

Three Months 2024	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$4,174	$2,123	$358	$581	$(53)	$(18)	$546	(3.4)%	$1.41
Reported percent net sales	64.9%	33.0%	5.6%	9.0%	(0.8)%	nm	8.5%
Acquisition and integration-related costs
Inventory stepped-up to fair value	8	—	—	8	—	3	5	0.2	0.01
Other acquisition and integration-related (a)	—	(58)	(1)	59	—	9	50	(0.1)	0.13
Amortization of purchased intangible assets	—	—	—	156	—	32	124	1.5	0.32
Structural optimization and other special charges (b)	18	(26)	(2)	46	1	10	37	1.0	0.06
Goodwill and other impairments (c)	—	—	—	956	—	120	836	(5.2)	2.21
Medical device regulations (d)	4	—	(13)	17	—	5	12	0.3	0.03
Recall-related matters (e)	—	(18)	—	18	—	5	13	0.3	0.04
Regulatory and legal matters (f)	—	(37)	—	37	—	7	30	0.3	0.08
Tax matters (g)	—	—	—	—	1	108	(107)	20.5	(0.28)
Adjusted	$4,204	$1,984	$342	$1,878	$(51)	$281	$1,546	15.4%	$4.01
Adjusted percent net sales	65.3%	30.8%	5.3%	29.2%	(0.8)%	nm	24.0%

(a) Charges represent certain acquisition and integration-related costs associated with acquisitions, including:

	Three Months
	2025	2024
Termination of sales relationships	$—	$1
Employee retention and workforce reductions	4	5
Changes in the fair value of contingent consideration	9	20
Manufacturing integration costs	4	1
Other integration-related activities (e.g., deal costs and legal entity rationalization)	16	32
Adjustments to Operating Income	$33	$59
Other income taxes related to acquisition and integration-related costs	4	9
Adjustments to Income Taxes	$4	$9
Adjustments to Net Earnings	$29	$50

(b) Structural optimization and other special charges represent the costs associated with:

	Three Months
	2025	2024
Employee retention and workforce reductions	$11	$9
Closure/transfer of manufacturing and other facilities (e.g., site closure, contract termination and redundant employee costs)	9	13
Product line exits	10	28
Termination of sales relationships in certain countries	10	1
Other charges	58	(5)
Adjustments to Operating Income	$98	$46
Adjustments to Other Income (Expense), Net	$(8)	$1
Adjustments to Income Taxes	$9	$10
Adjustments to Net Earnings	$81	$37

(c) Goodwill and other impairments represent the costs associated with:

	Three Months
	2025	2024
Goodwill impairments	$—	$456
Certain long-lived and intangible asset write-offs and impairments	6	455
Product line exits (e.g., long-lived asset and specifically-identified intangible asset write-offs)	1	45
Adjustments to Operating Income	$7	$956
Adjustments to Income Taxes	$4	$120
Adjustments to Net Earnings	$3	$836

(d) Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union.
(e) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain recall-related matters.
(f) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(g) Benefits / (charges) represent the accounting impact of certain significant and discrete tax items, including:

	Three Months
	2025	2024
Adjustments related to the transfer of certain intellectual properties between tax jurisdictions	$(565)	$(44)
Deferred tax benefit on outside basis difference related to a planned disposition	—	170
Other tax matters	(24)	(18)
Adjustments to Income Taxes	$(589)	$108
Adjustments to Other Income (Expense), Net	$—	$1
Adjustments to Net Earnings	$589	$(107)

Full Year 2025	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$16,065	$8,651	$1,623	$4,889	$(375)	$1,268	$3,246	28.1%	$8.40
Reported percent net sales	64.0%	34.4%	6.5%	19.5%	(1.5)%	nm	12.9%
Acquisition and integration-related costs
Inventory stepped-up to fair value	173	—	—	173	—	42	131	0.3	0.34
Other acquisition and integration-related (a)	24	(296)	(15)	335	—	36	299	(0.3)	0.78
Amortization of purchased intangible assets	—	—	—	732	—	151	581	0.9	1.49
Structural optimization and other special charges (b)	74	(113)	(4)	191	(27)	24	140	—	0.37
Goodwill and other impairments (c)	—	—	—	170	—	50	120	0.5	0.31
Medical device regulations (d)	1	—	(37)	38	—	8	30	0.1	0.08
Recall-related matters (e)	54	(4)	—	58	—	10	48	—	0.12
Regulatory and legal matters (f)	—	(17)	—	17	—	5	12	—	0.03
Tax matters (g)	—	—	—	—	—	(660)	660	(14.5)	1.71
Adjusted	$16,391	$8,221	$1,567	$6,603	$(402)	$934	$5,267	15.1%	$13.63
Adjusted percent net sales	65.3%	32.8%	6.2%	26.3%	(1.6)%	nm	21.0%

Full Year 2024	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$14,440	$7,685	$1,466	$3,689	$(197)	$499	$2,993	14.3%	$7.76
Reported percent net sales	63.9%	34.0%	6.5%	16.3%	(0.9)%	nm	13.2%
Acquisition and integration-related costs
Inventory stepped-up to fair value	46	—	—	46	—	12	34	0.2	0.09
Other acquisition and integration-related (a)	—	(107)	(1)	108	—	23	85	0.2	0.22
Amortization of purchased intangible assets	—	—	—	623	—	128	495	1.0	1.28
Structural optimization and other special charges (b)	59	(77)	(2)	138	1	29	110	0.3	0.29
Goodwill and other impairments (c)	—	—	—	977	—	125	852	(0.6)	2.21
Medical device regulations (d)	9	—	(49)	58	—	14	44	0.1	0.11
Recall-related matters (e)	11	(29)	—	40	—	10	30	0.1	0.08
Regulatory and legal matters (f)	—	(36)	—	36	—	7	29	0.1	0.08
Tax matters (g)	—	—	—	—	—	(28)	28	(0.9)	0.07
Adjusted	$14,565	$7,436	$1,414	$5,715	$(196)	$819	$4,700	14.8%	$12.19
Adjusted percent net sales	64.5%	32.9%	6.3%	25.3%	(0.9)%	nm	20.8%

(a) Charges represent certain acquisition and integration-related costs associated with acquisitions, including:

	2025	2024
Termination of sales relationships	$—	$4
Employee retention and workforce reductions	60	22
Changes in the fair value of contingent consideration	21	8
Manufacturing integration costs	19	3
Stock compensation payments upon a change in control	140	22
Other integration-related activities	95	49
Adjustments to Operating Income	$335	$108
Other income taxes related to acquisition and integration-related costs	36	23
Adjustments to Income Taxes	$36	$23
Adjustments to Net Earnings	$299	$85

(b) Structural optimization and other special charges represent the costs associated with:

	2025	2024
Employee retention and workforce reductions	$55	$23
Closure/transfer of manufacturing and other facilities	31	31
Product line exits	13	37
Termination of sales relationships in certain countries	7	8
Other charges	85	39
Adjustments to Operating Income	$191	$138
Adjustments to Other Income (Expense), Net	$(27)	$1
Adjustments to Income Taxes	$24	$29
Adjustments to Net Earnings	$140	$110

(c) Goodwill and other impairments represent the costs associated with:

	2025	2024
Goodwill impairments	$—	$456
Certain long-lived and intangible asset write-offs and impairments	114	466
Product line exits (e.g., long-lived asset and specifically-identified intangible asset write-offs)	56	55
Adjustments to Operating Income	$170	$977
Adjustments to Income Taxes	$50	$125
Adjustments to Net Earnings	$120	$852

(d) Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union.
(e) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain recall-related matters.
(f) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(g) Benefits / (charges) represent the accounting impact of certain significant and discrete tax items, including:

	2025	2024
Adjustments related to the transfer of certain intellectual properties between tax jurisdictions	$(718)	$(185)
Certain tax audit settlements	—	(1)
Deferred tax benefit on outside basis difference related to a planned disposition	—	170
Other tax matters	58	(12)
Adjustments to Income Taxes	$(660)	$(28)
Adjustments to Net Earnings	$660	$28